SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 31, 2001
                                                         ---------------

                                  CIMNET, INC.
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              Exact name of registrant as specified in its charter)


  Delaware                            0-22597                    52-2075851
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(State or other                     (Commission                   (IRS Employer
jurisdiction of                     File Number)             Identification No.)
  Formation)



                    946 West Penn Avenue, Robesonia, PA                19551
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                  (Address of principal executive offices)           (Zip Code)



        Registrant's telephone number, including area code (610) 693-3114
                                                            --------------


           ----------------------------------------------------------
          (Former name or former address, if changes since last report)

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ITEM 5.  Other Events

         On August 31, 2001 (the "Closing Date"), Cimnet, Inc. (the "Company") entered into a Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") with General Electric Company, a New York corporation acting through its GE Power Systems division (the "Purchaser"), pursuant to which the Company has issued 746,965 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") and a common stock purchase warrant exercisable for up to a total of 300,000 shares of the Company's common stock (the "Warrant") in exchange for the investment of $1,000,000. On the Closing Date, the Purchaser also exercised the Warrant for 100,000 shares of common stock ("Common Stock"), and as a result, the Company received cash proceeds of $133,000.

         The Company established preferences, limitations and relative rights with respect to Series A Preferred Stock as summarized below:

Series A Preferred Stock
------------------------

Designation and Amount; Rank. The shares of such series are designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series is 1,500,000. The Series A Preferred Stock" has a par value of $.0001 per share and ranks senior to all series of preferred stock and Common Stock.

Dividends. The Holder of Series A Preferred Stock is entitled to receive an annual cumulative dividend on each share of the Series A Preferred Stock equal to eight percent (8%) of the Issuance Price ($1.33875) payable quarterly on the fifteenth (15th) day following the end of each fiscal quarter, in kind, in the form of additional shares of the Series A Preferred Stock, or at the election of the Company in cash; provided, however, that dividends on the Series A Preferred
Stock: (i) will cease to accrue and will not be payable for any year during which the Fair Market Value (as defined) of the Common Stock, as of the anniversary of August 17, increases by an amount equal to or greater than eight percent (8%) over the Fair Market Value of the Common Stock as of the preceding August 17; and (ii) will permanently cease to accrue, and dividends accrued and unpaid with respect to any partial dividend period prior to such date will not be payable, if the Fair Market Value of the Common Stock, at any time after the effectiveness date of the initial registration covering the public resale of the shares of Common Stock issuable upon the exercise of the Series A Preferred Stock equals or exceeds the average Closing Price (as defined) multiplied by 2 for the 25 day period following the effective date of the Initial Registration.

Conversion. Each share of the Series A Preferred Stock is convertible, at the option of the holder thereof, at any time into shares of Common Stock as is determined by dividing the Issuance Price by the Conversion Price applicable to such share. The initial Conversion Price per share for shares of the Series A is $1.33875; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to certain anti dilution adjustments.

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

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $1.33875 for each outstanding share of Series A Preferred Stock plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations).

Voting Rights. The holders of the Series A Preferred Stock shall have the following rights to vote on an as-converted basis, with the Common Stock on all matters submitted to a vote of stockholders:

         (a) on an as-converted basis, with the Common Stock on all matters submitted to a vote of stockholders;

         (b) as a separate class where provided under Delaware law or the Company's charter or by-laws;

         (c) to elect one member of the Company's Board of Directors so long as not less than 375,000 shares of the Series A Preferred Stock (as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations) are issued and outstanding; and

         (d) the Company agrees that it shall not take any of the following actions without the affirmative vote of a the holders of a majority of the Series A Preferred Stock: (i) issue any further preferred shares or other securities of the Company with liquidation rights equal to or superior to those of the outstanding Series A Preferred Stock, or (ii) amend this Certificate of Designation in any manner that would directly and adversely affect the Series A Preferred Stock.

Redemption. The shares of Series A Preferred Stock shall be redeemable, at the option of the holders, for 115% of the original purchase price, plus all accrued and unpaid dividends, if the Company fails to have a registration statement relating the resale of the shares of common stock issuable upon the conversion of the Series A Preferred Stock and upon exercise of the Warrants within 180 days following the Closing Date.

         The Warrant entitles the holder to purchase up to 300,000 shares of the Company's Common Stock, of which 100,000 shares were exercised on the Closing Date. If the Purchaser meets certain spending requirements with respect to license and services fees paid to the Company, the Warrant will vest with respect to 100,000 of the remaining shares on each of January 1, 2002 and January 1, 2003 and, in such event, those shares will be exercisable at an exercise price equal to the fair market value of the Company's common stock as of such dates. The Warrants are exercisable during the 3 year period following the applicable vesting date.

         In addition, the Company granted the Purchaser certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the Warrants. As soon as practicable after the Closing Date, the

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Company is required to file a registration statement covering the resale of these securities. The Company is obligated to cause this registration statement to be declared effective as soon as possible after its filing and, in any event, no later than 180 days after the Closing Date. The Company is also obligated under the terms of the Purchase Agreement to cause a nominee of the Purchaser to be elected to the Board of Directors of the Company. In connection therewith, John Richardson, the Company's founder, Chief Executive Officer and principal stockholder entered into a Voting Agreement pursuant to which he agreed to vote the shares of Common Stock beneficially owned by him in favor of the election of the Purchaser's nominee to the Company's Board of Directors.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------
(c)      Exhibits.
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         (i) Preferred Stock and Warrant Purchase Agreement dated as of August
31, 2001 by and between the Company and the Purchaser.

         (ii) Common Stock Purchase Warrant dated as of August 31, 2001 issued by the Company to the Purchaser.

         (iii) Certificate of Designation of the Rights, Preferences and Limitations of Series A Convertible Preferred Stock of the Company.

         (iv) Registration Rights Agreement dated as of August 31, 2001 by and between the Company and the Purchaser.

         (v) Voting Agreement dated as of August 31, 2001 by and among the Purchaser, the Company and John D. Richardson.

         (vi) Press Release issued on September 10, 2001.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                               CIMNET, INC.



                                            By:  /s/ John D. Richardson, III
                                               ---------------------------------
                                               Name: John D. Richardson, III
                                               Title: Chief Executive Officer



Dated:  September 14, 2001

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